Exhibit 4.2

Exhibit A

LOCK-UP AGREEMENT

October 31, 2023

Siyata Mobile Inc.

7404 King George Blvd., Suite 200, King’s Cross Surrey,

British Columbia V3W 1N6, Canada

Re:	Offering of Securities of Siyata Mobile Inc.

Ladies and Gentlemen:

The undersigned, as a holder of common shares, no par value (“Common Shares”), or rights to acquire Common Shares, of Siyata Mobile Inc. (the “Company”), or in the undersigned’s capacity as a director or officer of the Company, understands that the Company proposes to enter into an agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), providing for the public offering (the “Offering”) of registered Common Shares and/or Pre-Funded Warrants to purchase Common Shares (collectively, the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agency Agreement.

In recognition of the benefit that the Offering of the Securities will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and the Placement Agent that, without the prior written consent of the Placement Agent, the undersigned will not, for a period commencing on the date hereof and ending 90 days from the Initial Closing date of the offering (as defined in the Placement Agency Agreement) (the “Lock- Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose (each a “Transfer”) of any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)), or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any Common Shares, warrant to purchase Common Shares or other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for Common Shares or equity securities of the Company, in each case that are owned by the undersigned on the date of the Initial Closing or acquired by the undersigned during the Lock-Up Period.

In addition, the undersigned further agrees that, except for the registration statement filed or to be filed in connection with the Offering, during the Lock-Up Period the undersigned will not, without the prior written consent of the Placement Agent: (a) file or participate in the filing with the Commission of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security, or (b) exercise any rights the undersigned may have to require registration with the Commission of any proposed offering or sale of a Relevant Security. The restrictions in this paragraph shall not apply to any exercise (including (x) a cashless exercise or (y) any broker-assisted exercise and payment of tax obligations occurring during the Lock Up Period) of options or warrants to purchase Common Shares; provided that any Common Shares received upon such exercise, conversion or exchange will be subject to this Lock-Up Agreement.

In furtherance of the undersigned’s obligations hereunder, the undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, the Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Lock-Up Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Lock-Up Period it will cause the record owner to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Relevant Securities to the extent such transfer would be a violation of this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts,

(ii)	to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the undersigned or a member of members of the immediate family of the undersigned,

(iii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, (2) to limited partners, limited liability company members or stockholders of the undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement,

(iv)	if the undersigned is a trust, to the beneficiary of such trust,

(v)	by testate or intestate succession,

(vi)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement,

(vii)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors,

(viii)	acquired in open market transactions during Lock-Up Period, and

(ix)	pursuant to the Placement Agency Agreement,

provided, in the case of clauses (i)-(vii), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Company to be bound by the terms of this Lock- Up Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made and provided further, that, in the case of clause (viii), no such transfer shall occur until after the expiration of the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, the undersigned may establish a trading plan under Rule 10b5-l under the Exchange Act during the Lock-Up Period provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents reasonably necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Lock-Up Agreement.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company notifies the Placement Agent that it does not intend to proceed with the Offering or (ii) the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder.

In the event that the undersigned’s signature to this Lock-Up Agreement is delivered by electronic transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature page were an original thereof.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of laws principles that would result in the application of any law other than the law of the State of New York.

[Signature page follows]

Very truly yours,

By:
Name:
Title:

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